                                                               EXHIBIT 10.32 **


                                LICENSE AGREEMENT


         This Agreement is entered into this 9th day of December, 1996, by and between Coach, a division of Sara Lee Corporation, a Maryland corporation having offices at 516 West 34th Street, New York, New York 10001 (hereinafter referred to as "Licensor") and Movado Group, Inc., a New York corporation with offices at 125 Chubb Avenue, Lyndhurst New Jersey 07071 (hereinafter referred to as "Licensee").

         WHEREAS, Licensor is the owner of the trade name Coach (hereinafter referred to as "the Trade Name") and the trademarks COACH, COACH and Lozenge Design, and COACH and Tag Design (hereinafter collectively referred to as "the Licensed Marks"), which Licensed Marks are depicted in Schedule 1 attached hereto and made a part hereof, the Licensed Marks having been used in connection with a wide variety of leather goods and accessories and having been registered on the Principal Register of the United States Patent and Trademark Office and in numerous other countries throughout the world;

         WHEREAS, Licensee manufactures, markets and sells watches and desires to use the Trade Name and Licensed Marks in connection with the manufacture, marketing and sale of watches; and

         WHEREAS, Licensor is willing to grant Licensee the right to use the Trade Name and Licensed Marks under the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


(** CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 9, 12-18,
    20-22, 26 AND SCHEDULE 4 AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 ("1934 Act")).

         1.       DEFINITIONS

         As used herein the term(s):

         1.1 "Licensed Products" shall mean watches and component parts thereof and only watches and component parts thereof marketed or sold under the Trade Name and/or the Licensed Marks, provided, however, that nothing in this Agreement shall be construed to allow Licensee to establish a separate business in watch components that bear the Trade Name and/or Licensed Marks.

         1.2 "Licensor Channels" shall mean retail outlets controlled by Licensor, including without limitation Licensor's catalog, Licensor's stand alone retail stores, Licensor's factory outlet stores, Licensor Special Accounts (as hereinafter defined) and Licensor's retail stores that are situated within department stores located outside the United States.

         1.3 "Non-Licensor Channels" shall mean retail outlets not controlled by Licensor, including without limitation department stores, jewelry store chains, Licensee's factory outlet stores and Licensee Special Accounts (as hereinafter defined).

         1.4 "Market Roll-Out" shall mean Licensee's initial distribution of Licensed Products to Non-Licensor Channels.

         1.5 "Contract Year" shall mean each twelve (12) month period following the Market Roll-Out of the Licensed Products.

         1.6 "Wholesale Price" shall mean the regular published wholesale price charged by Licensee for Licensed Products.

         1.7 "Authorized COACH Retailer" shall mean any retail outlet not controlled by Licensor but authorized by Licensor to sell products bearing the COACH, COACH and Lozenge Design or COACH and Tag Design trademarks.

         1.8 "Licensee Special Accounts" shall mean those accounts identified in
Schedule 2 and made a part hereof.

         1.9 "Licensor Special Accounts" shall mean those accounts identified in
Schedule 3 and made a part hereof.

         1.10 "United States" shall mean the United States of America, its territories and possessions, including without limitation Puerto Rico.

         2. GRANT OF LICENSE

         2.1 Upon the terms and conditions hereinafter set forth, Licensor grants to Licensee a license to use the Trade Name and Licensed Marks on or in connection with the manufacture, packaging, sale, marketing and distribution of the Licensed Products. This license shall be exclusive to Licensee and shall extend to all countries where Licensor has the right to use the Licensed Marks, provided, however, that Licensor shall retain the right, and Licensee shall have no right, to use the Trade Name and Licensed Marks on or in connection with the sale, marketing and/or distribution of the Licensed Products to Licensor Special Accounts.

         2.2 In the event Licensee shall notify Licensor that Licensee intends to make substantial preparations to market the Licensed Products in a country or countries where Licensor does not have exclusive rights to use the Licensed Marks as evidenced by one or more registrations for the Licensed Marks, Licensor will promptly, at its sole expense, file such applications or take such other actions as may be reasonably necessary to secure such rights; provided, however, that in the event Licensor is not able reasonably to secure such rights and Licensee does not sell the Licensed Products in such country or countries then the parties will mutually agree upon an appropriate reduction in the Minimum and Target Non-Licensor Channel Sales (non-U.S.).

         3. OWNERSHIP OF LICENSED MARKS

         3.1 Licensee hereby acknowledges that Licensor is the owner of all right, title, and interest in and to the Trade Name and Licensed Marks, and agrees that it will not, during the term of this Agreement or thereafter, challenge Licensor's rights in and to same. Licensee further agrees that it will not attack the validity of this License.

         3.2 Licensee recognizes the great value of the goodwill associated with the Trade Name and Licensed Marks and acknowledges that the Trade Name and Licensed Marks and all rights therein, and goodwill pertaining thereto, belong exclusively to Licensor. Licensee further acknowledges that all use of the Trade Name and Licensed Marks by Licensee, shall insure to the benefit of Licensor.

         4. RELATIONSHIP OF PARTIES

         Licensee is a "related company" pursuant to 15 U.S.C. Sec. 1127. Neither party is an agent or employee of the other, nor shall either party in any event be liable for the other's acts or omissions. This Agreement does not, and shall not, be deemed to make any party hereto the agent, partner, joint venturer or legal representative of any other party for any purpose whatsoever. Neither Licensor nor Licensee shall have the right or authority to assume or create any obligations or responsibility whatsoever, express or implied, on behalf of, or in the name of, the other, or to bind the other in any respect whatsoever, except as may be herein provided.

         5. USE OF THE LICENSED MARKS AND TRADE NAME

         5.1 Licensee agrees to use the Licensed Marks only in the form approved by Licensor. All use of the Licensed Marks on the Licensed Products and on labels, packaging, in advertising and otherwise must faithfully reproduce the form approved by Licensor. Approval of the form of use of the Licensed Marks, once given, shall be continuing until Licensee receives written notice to the contrary from Licensor. In the event Licensee receives such written notice, all uses of the Licensed Marks to which such notice applies shall cease not later than six (6) months after receipt of such notice provided, however, that for up to two (2) years following such notice Licensee shall have the right to sell and distribute Licensed Products in inventory at the time of such notice that bear Licensed Marks in a form which is no longer approved by Licensor.

         5.2 Licensee shall comply with all notice and marking requirements of any law or regulation applicable or necessary for the protection of the Licensed Marks, including those which Licensor, in its legal judgment, may deem appropriate. Licensor shall use its best efforts to communicate such requirements to Licensee as soon as practicable. Licensee shall not, at any time, do or permit any third party within its control or with whom Licensee has a contractual relationship to do any act or thing that will, in any way, impair the rights of Licensor in and to the Licensed Marks or which will affect the validity thereof.

         5.3 Any use of the Trade Name by Licensee shall be solely in connection with the manufacture, marketing, sale and/or distribution of the Licensed Products. Licensee shall not, at any time, do or permit any third party within its control or with whom Licensee has a contractual relationship to do any act or thing that will, in any way, impair the rights of Licensor in and to the Trade Name or which will affect the validity thereof.

         6. QUALITY CONTROL

         6.1 Licensee acknowledges that the Licensed Marks have established prestige and goodwill and are well recognized in the minds of the public, and that it is of great importance to each party that in the manufacture and sale of the Licensed Products, the high standards and reputation that Licensor has established be maintained.

         6.2 Licensor shall have the right to exercise quality control over Licensee's use of the Licensed Marks on and in connection with the Licensed Products to a degree reasonably necessary to maintain the validity thereof and to protect the goodwill associated therewith. Licensor is familiar with the quality of Licensee's watches sold under the trademark ESQ, and hereby affirms that that level of quality and workmanship generally conforms with the standards of quality and workmanship prescribed by Licensor. The parties acknowledge that Licensor has examined the General Acceptance Requirements pertaining to the ESQ watches. Licensee agrees that the Licensed Products it will market and sell under the Trade Name and Licensed Marks will be of a quality at least as good as the ESQ watches and will be manufactured substantially in accordance with General Acceptance Requirements that meet or exceed the General Acceptance Requirements pertaining to the ESQ watches. Licensee shall develop General Acceptance Requirements specifically pertaining to the Licensed Products and provide said General Acceptance Requirements to Licensor. Said General Acceptance Requirements shall be followed during the term of this Agreement, unless modification thereof is approved by Licensor. Licensor will verify compliance with this paragraph by examining the Licensed Products, from time to time, as it receives them from Licensee for sale in Licensor's retail stores.

         6.3 Licensor shall have the right to inspect Licensee's manufacturing facilities for the Licensed Products, including without limitation the facilities of third-party manufacturers with whom Licensee contracts, up to four times per Contract Year. Any such inspection will occur during business hours and only after giving Licensee at least five (5) days written notice of such inspection.

         6.4 Licensee shall handle all customer inquiries and complaints relating to the Licensed Products in a manner consistent with the manner in which it handles customer inquiries and complaints relating to the products it sells under the ESQ trademark. Licensee shall provide the same service, warranties, and repair and replacement rights to wholesale purchasers and consumers of the Licensed Products as Licensee provides to purchasers of its ESQ watches. Licensee shall be solely responsible for all costs associated with (a) the handling of customer inquiries and complaints relating to the Licensed Products, and (b) the provision of service, warranties, repair and replacement relating to the Licensed Products.

         7. PRODUCT DEVELOPMENT

         7.1 Licensee shall prepare and submit to Licensor for approval all product designs for the Licensed Products. All product designs, prototypes, patterns, stylings and copyrightable material used on or as a part of the Licensed Products are and will be owned exclusively by Licensor. Licensor, however, shall not have exclusive rights to any designs, prototypes, patterns, stylings and/or copyrightable material that were previously used by Licensee or by any third party on or as a part of watches other than the Licensed Products; provided, however, that any newly developed product designs, prototypes, patterns, stylings or copyrightable material used on or as a part of the Licensed Products which are unique combinations of design elements and/or components, regardless of whether any independent or separate such design elements and/or components were previously used by Licensee or others, shall be owned exclusively by Licensor. Licensee shall not proceed with the manufacture of a new product design for any Licensed Product, nor shall Licensee discontinue an existing product design for any Licensed Product, without the written approval of Licensor, which approval shall not be unreasonably withheld or delayed.

Licensee, at its own cost and expense, is responsible for developing all prototypes relating to the Licensed Products and for the sourcing of all Licensed Products.

         7.2 Licensee shall prepare and submit to Licensor for approval specific suggested retail prices for the Licensed Goods in both Licensor and Non-Licensor Channels. All initial suggested retail prices, and any subsequent changes thereto, must be approved, in writing, by Licensor, such approval not to be unreasonably withheld or delayed. Licensee acknowledges that in order to preserve the goodwill attached to the Licensed Marks, the Licensed Products are to be sold at prices and terms reflecting the prestigious nature of the Licensed Marks, it being understood, however, that Licensor is not empowered to fix or regulate the prices at which the Licensed Products are to be sold. Nothing contained in this Agreement is intended or will be construed as giving either party any right of approval with respect to any of the prices at which the other party sells or offers to sell any of the Licensed Products.

         7.3 Licensee shall prepare and submit to Licensor for approval, specific, written plans for the Market Roll-Out of the Licensed Products, such approval not to be unreasonably withheld or delayed. The parties further agree to work together to develop specific, written plans for the roll-out of the Licensed Products to Licensor Channels.

         8. PRODUCT SALES AND DISTRIBUTION

         8.1 Licensee shall sell to Licensor Licensed Products to be sold through Licensor Channels in accordance with Licensee's standard terms and conditions of sale except to the extent any such terms and conditions conflict with any provision expressly contained herein. Licensee shall also sell Licensed Products through Non-Licensor Channels including, without limitation, Authorized COACH Retailers.

         8.2 All Licensed Products for retail sale in Licensor Channels shall be
sold to Licensor at a price equal to     *
                 . Within thirty (30) days following the end of each Contract Year quarter, Licensor will deliver to Licensee a statement signed by an authorized officer of Licensor reporting Licensor's sales of Licensed Products made in the immediately preceding quarter through Licensor's factory outlet stores, breaking out such sales in dollar amounts and units sold by SKU designation.

         8.3 Any liquidation by either Licensee or Licensor of any Licensed Products which are excess inventory, discontinued product or quality imperfect product, through either Licensor or Non-Licensor Channels, shall be done on such terms and conditions that the parties hereto will agree upon with the exception of any terms or conditions relating to price.

         8.4 Subject to Paragraphs 8.6, 10.2 and 10.3, Licensee, working closely with Licensor, shall be responsible for the world-wide manufacture and distribution of Licensed Products, provided, however, that Licensee shall not, without prior written approval of Licensor, which approval shall not be unreasonably withheld or delayed, sell or distribute Licensed Products to any Non-Licensor Channels that are not Authorized COACH Retailers. The parties acknowledge that from time to time Licensor may approach Licensee to discuss whether particular approved retail outlets and/or Authorized COACH Retailers should remain as approved retail outlets and/or Authorized COACH Retailers.

         8.5 Licensee shall use reasonable efforts to prevent and/or stop any diversion of Licensed Products from Licensor approved retail outlets or Authorized COACH Retailers to any retail outlet which is neither Licensor approved nor an Authorized COACH Retailer. Licensee acknowledges that its standard terms of sale shall be to require all retail outlets to whom it sells Licensed Products to agree to only sell such Licensed Products to the end-using consumer. Should



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 Act.)

Licensor notify Licensee of any diversion of Licensed Products, or should Licensee become aware of any such diversion, Licensee shall take all reasonable steps necessary to end such diversion, including without limitation tracking down the source of the diverted Licensed Products and discontinuing all sales of Licensed Products to said source. Licensee shall keep Licensor appraised of any such efforts.

         8.6 Licensor shall be responsible for order fulfillment relating to the sale of Licensed Products through Licensor's catalog. Licensor shall maintain sufficient inventories of Licensed Products in its factory outlet stores and retail stores and in connection with the fulfillment of its catalog sales and Licensor Special Accounts to adequately service its customers. Licensee shall maintain appropriate inventories of both finished Licensed Goods and components thereof as necessary to service Licensor's ongoing business.

         8.7 Licensee shall have the sole right to sell to those accounts designated herein as Licensee Special Accounts. With respect to such Licensee Special Accounts, Licensor shall provide such marketing and other assistance as Licensee shall reasonably request, recognizing that Licensee has primary responsibility for serving each such Licensee Special Account, and Licensee shall pay Licensor a royalty "premium" on all sales of Licensed Products to such Licensee Special Accounts as set forth in Paragraphs 11.1 and 11.2. In the event that there is a material change in Licensor's ability to provide such marketing and other assistance as Licensee shall reasonably request in connection with Licensee Special Accounts, Licensor and Licensee will negotiate in good faith with respect to the royalty "premium" to reflect the changed circumstances.

         8.8 Licensee and Licensor anticipate that the account lists designated as Licensee Special Accounts and Licensor Special Accounts (see Schedules 2 and
3) may be modified during the term of this Agreement. Any such modifications shall be agreed to by the parties, in a writing signed by both parties, but in no event shall such modifications occur more than once per Contract Year.

         8.9 Licensee shall take the lead, with active support of Licensor, to introduce the Licensed Products to Licensor's retail management and staff and, at Licensee's expense, will regularly train such persons on sales, display and security techniques related thereto according to a schedule to be mutually agreed upon by the parties.

         8.10 Should this Agreement be terminated pursuant to either Paragraph
10.2 or 10.3, Licensor agrees that, to the extent it continues to offer for sale Licensed Products with the same or substantially identical designs as any Licensed Products at any time previously sold by Licensee to Licensor hereunder, Licensor will source all such Licensed Products exclusively from Licensee pursuant to terms and conditions of sale as are negotiated in good faith and without unreasonable delay by the parties at the time of such termination; in the event the parties cannot in good faith agree on such terms and conditions of sale, Licensor will source such Licensed Products pursuant to the same terms and conditions of sale as provided hereunder, subject to any cost based price increases implemented from time to time by Licensee. Notwithstanding the foregoing, Licensor shall have the right to source any such Licensed Products from any third party other than Licensee provided that Licensor first pays Licensee the present fair market value of Licensee's right to be the exclusive source for such Licensed Products for a period equal to ten (10) years from and after the date each design for such Licensed Products was first approved by Licensor hereunder. In the event Licensee elects not to supply such Licensed Products to Licensor, then Licensor's obligation to source such Licensed Products from Licensee shall cease. It is explicitly understood that this Paragraph 8.10 shall apply only if this Agreement is terminated pursuant to either Paragraph 10.2 or 10.3, and in no event shall Licensor's obligation to source Licensed Products from Licensee pursuant to this paragraph continue for more than ten (10) years from and after the Market Roll-Out of the Licensed Products.

         9. MARKET ROLL-OUT

         It is the intention of the parties that the Market Roll-Out of the Licensed Products will commence on or about March 1, 1998. If by October 1, 1998 the Market Roll-Out has not occurred, and if such delay is not due to the act or acts of Licensor or Licensor's failure to act or if such delay is not due to reasons of force majeure, Licensee shall be in breach of this Agreement. If by October 1, 1998 Licensee has not begun distribution of Licensed Products to Licensor Channels, and if such failure to distribute is not due to the act or acts of Licensor or Licensor's failure to act or if such delay is not due to reasons of force majeure, Licensee shall be in breach of this Agreement.

         10. SALES TARGETS AND MINIMUMS

         10.1 The parties have established certain sales targets and minimums pertaining to Licensee's sale of Licensed Products to Non-Licensor Channels. These targets and minimums are set forth below:

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                               *



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*  (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY
    WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)




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                              *


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*  (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY
    WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)




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                                  *



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         10.2 If Licensee's sales to Non-Licensor Channels in the United States
during Contract Year 3 are not at least           *
                                        , Licensor shall have the right to
terminate this Agreement, such termination to become effective upon the conclusion of Contract Year 4. Should Licensor choose to exercise this termination option, it must give written notice of such termination to Licensee within sixty (60) days following Licensor's receipt of the annual sales report Licensee is required to provide pursuant to Paragraph 13.2 below. Upon termination of this Agreement at the conclusion of Contract Year 4, Licensee's right to use the Licensed Marks pursuant to this Agreement shall immediately cease and any remaining inventory of Licensed Products shall be delivered to Licensor. The transfer of remaining inventory from Licensee to Licensor shall be done on terms and conditions that the parties hereto will agree upon; provided, however, that in the event the parties are unable to agree on such terms and conditions on or before sixty (60) days prior to the conclusion of Contract Year 4, then Licensee shall have the right to transfer all or any part of the remaining inventory to one or more third parties to whom any Licensed Product was at any time previously sold under Paragraph 8.3 hereof on such terms and conditions as Licensee in its sole and absolute discretion shall deem


* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)

appropriate. If Licensee's sales to Non-Licensor Channels outside the United
States during Contract Year 3 are not at least     *
                                      for Contract Year 3), Licensor shall have
the right to itself distribute or appoint one or more third parties to distribute Licensed Products outside of the United States. Should Licensor choose to either itself distribute or to appoint one or more distributors outside of the United States it must give written notice of such to Licensee within sixty (60) days following Licensor's receipt of the annual sales report Licensee is required to provide pursuant to Paragraph 13.2 below. Upon such written notice, Licensee shall no longer sell or distribute Licensed Products outside the United States. Should Licensor choose to either itself distribute Licensed Products outside the United States or appoint one or more distributors outside the United States, Licensor or its appointed distributor(s) shall source Licensed Products from Licensee pursuant to the same terms and conditions, including without limitation price, applicable to the sale of Licensed Products to Licensor, as provided hereunder.

         10.3 If Licensee's sales to Non-Licensor Channels in the United States
during Contract Year 5 are not at least          *
                                 Year 5), both Licensor and Licensee shall each
have the option to terminate this Agreement, such termination to become effective upon the conclusion of Contract Year 6. Should either party choose to exercise this termination option, the party so doing must give written notice to the other party within sixty (60) days following Licensor's receipt of the annual sales report Licensee is required to provide pursuant to Paragraph 13.2 below. Upon termination of this Agreement at the conclusion of Contract Year 6, Licensee's right to use the Licensed Marks pursuant to this Agreement shall immediately cease and any remaining inventory of Licensed Products shall be delivered to Licensor. The transfer of remaining inventory from Licensee to Licensor shall be done



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 Act.)

on terms and conditions that the parties hereto will agree upon; provided, however, that in the event the parties are unable to agree on such terms and conditions on or before sixty (60) days prior to the conclusion of Contract Year 6, then Licensee shall have the right to transfer all or any part of the remaining inventory to one or more third parties to whom any Licensed Product was at any time previously sold under Paragraph 8.3 hereof on such terms and conditions as Licensee in its sole and absolute discretion shall deem appropriate. If Licensee's sales to Non-Licensor Channels outside the United
States during the Contract Year 5 are not at least       *
          Channel Sales (non-U.S.) for Contract Year 5), Licensor shall have the same right to itself distribute or appoint one or more third parties to distribute the Licensed Products outside the United States as provided in Paragraph 10.2, upon the same notice and conditions set forth therein.

         10.4 All sales figures and sales calculations referred to in this paragraph shall be based on Wholesale Price, and are represented in U.S. Dollar amounts.

         11. ROYALTY

         11.1 Licensee shall pay to Licensor a royalty based on Licensee's sales of the Licensed Products to all Non-Licensor Channels (Combined U.S. and non-U.S.). The sales to which the royalty rates will be applied, except for sales to Licensee Special Accounts, shall be based on Wholesale Price, and no reduction in the royalty shall be allowed for discounts given off Wholesale Price. With respect to sales to Licensee Special Accounts, the sales to which the royalty rates will be applied shall be based on actual invoice price net of all taxes, duties, freight, insurance and credits for returns actually made, but no deduction shall be made for discounts for cash or



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 Act.)

prompt payment or for uncollectible accounts. The base royalty rates to be applied to Licensee's sales are as follows:



                                      *



With respect to all sales to Licensee Special Accounts, Licensee shall pay, in
addition to the base royalty,           *              .

         11.2 Starting in Contract Year 3 and continuing throughout the term of this Agreement, once Licensee's actual sales of the Licensed Products to Non-Licensor Channels in a particular Contract Year reach the established target sales figure for that Contract Year as set forth in Paragraph 10.1 above under
the heading                                *                                , a
royalty rate of * shall be applied to all sales in that Contract Year over and above the established target sales figure, and Licensee shall make its royalty payments on such sales in such year to Licensor based upon that * royalty rate, except that with respect to all such sales to Licensee Special Accounts, royalties shall be calculated as described in Schedule 4 attached hereto, and Licensee shall make its royalty payments on such sales in such year to Licensor based on such calculations. Starting in Contract Year 6 and continuing throughout the term of this Agreement, once Licensee's actual sales of the Licensed Products to Non-Licensor Channels in a particular Contract Year reach the established "super" target sales figure for that Contract Year as set forth
in Paragraph 10.1 above under the heading                   *
                 * , a royalty rate of * shall be applied to all sales in that Contract Year over and above the established "super" target sales figure, and Licensee shall make its royalty payments on




* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)

such sales in such year to Licensor based on that * royalty rate, except that with respect to all such sales to Licensee Special Accounts, royalties shall be calculated as described in Schedule 4 attached hereto and Licensee shall make its royalty payments on such sales in such year to Licensor based on such calculations.

         11.3 If during a particular Contract Year Licensee's actual sales never reach the established minimum sales figure for that Contract Year as set forth
in Paragraph 10.1 above under the heading            *
                           , Licensee shall pay to Licensor, within ninety (90)
days following the conclusion of the Contract Year, an additional sum equal to the difference between the royalties actually paid by Licensee that Contract Year and the royalties that would have been paid by Licensee that Contract Year had Licensee's sales of the Licensed Products to Non-Licensor Channels been equal to the established minimum sales figure.

         11.4 Licensee shall also pay to Licensor a royalty based on Licensee's
sales of                          *
                                                          . The sales to which
the royalty rate will be applied shall be based on the Wholesale Price. The royalty rate to be applied to such sales shall be * . Said royalty is in addition to any royalty factor included in other sales by Licensee to Licensor.

         11.5 Licensee shall make its royalty payments to Licensor on a quarterly basis, together with a statement setting forth the quarterly sales of the Licensed Products to Non-Licensor Channels, said payments and statements being due no later than thirty (30) days following the end of each Contract Year quarter. All royalty payments shall be made in U.S. Dollars. Except as provided in Paragraph 11.4, Licensee shall not pay royalties on its sale of Licensed Products to Licensor Channels.



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 Act.)

         12. MARKETING AND ADVERTISING

         12.1 Licensee shall prepare and submit to Licensor for approval all proposed advertising, promotional materials, product displays and product display policies for the Licensed Products. Licensor shall have final approval on all such advertising, promotion, product displays and product display policies, which approval shall not to be unreasonably withheld or delayed. Approval of any submission shall be deemed given in any event absent notice of disapproval within thirty (30) days after such submission.

         12.2 No later than March 1 of each calendar year during the term of this Agreement, Licensee shall prepare and present to Licensor for feedback and input an annual operating plan setting forth the information described below (the "Plan"). The Plan shall set forth in reasonable detail, Licensee's plans for conducting the Licensed Products business during the next Contract Year and during the next three Contract Years, with particular emphasis on the marketing, promotion and sales of the Licensed Products. The Plan shall include, without limitation, (a) a description (including timing) of the types and numbers of designs intended to be developed or manufactured (including any new products);
(b) sales volume projections by model type, in units and dollars; (c) price marketing strategies, including wholesale and suggested retail pricing by model type and market; (d) assessment of customer base and customers; (e) distribution, including distribution outlets and breakdown by geographic area;
(f) advertising plans, number and cost of advertisements already ordered, where advertisements will be published, the fees paid to advertising agents, the proposed schedule and costs of any and all major advertising campaigns and the format for all advertising not already approved by Licensor; (g) media plan and budget, including breakdown by geographic area; (h) packaging, point of sale and trade exhibitions; and (i) the results of market research relating to the Licensed Products and similar products, and market trends, and a detailed sales forecast by category, product group and market for the Licensed Products.

         12.3 As soon as possible upon the execution hereof, and thereafter at all times during the term hereof, Licensee shall employ a Marketing Manager who shall be responsible for the day-to-day operation of the Licensed Products business, and who shall be mutually agreed upon by the parties. Licensee shall hire a sales manager for the Licensed Products business at least six months prior to March 1, 1998, the date intended for the Market Roll-Out of the Licensed Products. Licensee shall assign all needed designers to develop the Licensed Products.

         12.4 Licensee agrees that at a minimum it will make the following annual advertising expenditures in connection with the Licensed Products:




                                     *




In the event Licensee fails to make the foregoing minimum advertising expenditures in connection with the Licensed Products in any given Contract Year, Licensee shall have the first six months of the following Contract Year to make advertising expenditures sufficient to cover the shortfall. Any such advertising expenditures made to cover a previous Contract Year's shortfall shall not be credited toward Licensee's minimum required advertising expenditures for the Contract Year in which such shortfall expenditures are made. "Sales" as used in this paragraph shall mean all sales, based on Wholesale Price or based on actual invoice price in the specific case of sales to Licensee Special Accounts, of Licensed Products made by Licensee to Non-Licensor Channels anywhere in




* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)

the world. All amounts are shown in U.S. Dollars. Licensee further agrees that
in Contract Years 3 through 10, at least             *


                        .


         12.5 Licensee shall exercise reasonable efforts to maintain and safeguard the established image and good will represented by and embodied in the Trade Name and Licensed Marks. "Image" as used herein refers primarily to quality and style of packaging, advertising and promotion, creation and introduction of new product designs and styles, type of outlets with reference to the quality of service provided for and the quality of presentation of the Licensed Products. Licensee shall take all reasonable and necessary steps, and all steps reasonably requested by Licensor, to prevent or avoid any misuse of the Trade Name or Licensed Marks by any of Licensee's customers or contractors.

         12.6 Licensor shall use reasonable efforts to assure that the established value associated with the Trade Name and Licensed Marks does not materially and substantially diminish.

         12.7 Licensor agrees that its total retail advertising expenditures, including catalog expenditures, relating to the Licensed Products shall be


                                    *


                    . If Licensor fails to spend this additional amount on advertising, the difference between the amount actually spent and the royalties actually received shall be credited against Licensee's future royalties. Within ninety (90) days following the end of each Contract Year of this Agreement, and within ninety (90) days



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 Act.)

after the termination of this Agreement, Licensor shall deliver to Licensee a statement signed by an authorized officer of Licensor reporting Licensor's actual advertising expenditures relating to the Licensed Products, Licensor's actual retail sales of Licensed Products, and Licensor's actual percentage rate of spending on advertising for COACH products other than the Licensed Products during the previous Contract Year.

         12.8 The parties shall mutually agree upon and establish a minimum amount of space in Licensor's catalog to be devoted to the Licensed Products each Contract Year. Licensor agrees that the catalog space devoted to the Licensed Products shall not be less than that which Licensor devotes to its
other product classifications having similar profit contribution,   *


         12.9 The parties agree that each party shall make no public statements, including without limitation any statements or comments to the press, regarding this Agreement, the relationship between the parties or the Licensed Products business, except with the prior consent of the other party; provided, however, that the foregoing shall not apply to any disclosure either party is required to make by law, including without limitation, disclosure required by the federal securities laws.

         12.10 Licensor shall hire or assign a person at Licensor's business to coordinate Licensor's efforts relating to the marketing and sale of the Licensed Products.

         13. BOOKS AND RECORDS

         13.1 Licensee shall keep and maintain at its regular place of business, or at such off-site documents storage facility as Licensee shall use from time to time for the retention of its business records generally, complete and accurate records and accounts in accordance with Generally



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 Act.)

Accepted Accounting Principles showing the business transacted in connection with the Licensed Products manufactured and sold pursuant to this Agreement, including without limitation records and accounts relating to sales, shipments and orders for Licensed Products and expenditures on advertising for at least six (6) years following the creation of the record or account. Licensor shall keep and maintain at its regular place of business, or at such off-site document storage facility as Licensor shall use from time to time for the retention of business records generally, complete and accurate records and accounts in accordance with Generally Accepted Accounting Principles substantiating the information required to be reported by Licensor under Paragraphs 8.2 and 12.7 hereof, for at least six (6) years following the creation of such record or account or for such other period of time as specified in Licensor's written record retention policy.

         13.2 Within ninety (90) days following the end of each Contract Year of this Agreement, and within ninety (90) days after the termination of this Agreement, Licensee shall deliver to Licensor a statement signed by an authorized officer of Licensee reporting actual sales of the Licensed Products to Non-Licensor Channels (based on Wholesale Price), royalties due, royalties paid and advertising expenditures during the preceding Contract Year. Sales of Licensed Products to Non-Licensor Channels shall be broken out to accurately reflect sales to U.S. Non-Licensor Channels, sales to Non-U.S. Non-Licensor Channels, sales to Licensee Special Accounts and sales by model type in units and dollars. Said statement shall also report actual sales of the Licensed Products to Licensor Channels. In the case of termination of this Agreement, such information shall be provided for the period ending at termination.

         13.3 Both Licensor and Licensee, or either party's duly authorized agents or representatives, shall each have access to and the right to examine all records and accounts that the other party is required to maintain pursuant to Paragraph 13.1 at such party's premises, provided that any such examination (a) shall be at the examining party's expense, (b) shall be during normal business hours upon reasonable prior notice which shall be no less than five (5) business days, and (c) shall not unreasonably interfere with the other party's operations and activities. Should an audit disclose that Licensee underpaid royalties for any given year, Licensee shall forthwith and upon written demand pay Licensor the amount owed, together with interest thereon, at a rate of ten percent (10%) per annum calculated from the due date of such royalties unless Licensee shall, by written notice sent to Licensor within twenty (20) days after notice to Licensee of such audit results, reasonably dispute the same in which event the parties shall each name an independent auditor who shall together appoint a third auditor to make a determination as to the matter, which determination shall be binding on the parties. Should an audit disclose that Licensee's annual advertising expenditures in any given year failed to meet the minimum required hereunder, Licensee shall forthwith upon written demand pay Licensor the difference, unless Licensee shall, by written notice sent to Licensor within twenty (20) days after notice to Licensee of such audit results, reasonably dispute the same in which event the parties shall each name an independent auditor who shall together appoint a third auditor to make a determination as to the matter, which determination shall be binding on the parties; or unless Licensee still has time to make up the shortfall pursuant to Paragraph 12.4. Further, should an undisputed audit or the binding determination made by any auditor appointed as hereinabove provided disclose that Licensee underpaid royalties by a margin exceeding five percent (5%) in any given year, or that Licensee's annual advertising expenditures failed to meet the minimum required hereunder by a margin exceeding five percent (5%), Licensee shall pay for all costs relating to the audit, including without limitation, all costs relating to any subsequent binding determinations made by any appointed auditor.

         14. TERM AND TERMINATION

         14.1 This Agreement shall remain in full force and effect from the date this Agreement is entered into by the parties until ten (10) years following the Market Roll-Out of the Licensed Products, subject to the termination provisions of Paragraphs 10.2 and 10.3 above or as provided below.

         14.2 In the event either party commits a material breach of this Agreement, the other party may, upon ninety (90) days prior written notice, terminate the Agreement, provided, however, that the Agreement shall not be terminated if the breaching party cures the breach within said ninety (90) days after receipt of said notice.

         14.3 Notwithstanding anything to the contrary in Paragraph 14.2, Licensor shall have the right to terminate this Agreement immediately upon notice to Licensee if any of the following events occur:

         (a) More than once during any Contract Year, any installment of royalty payments is not paid when due and such default continues for more than fifteen (15) days after written notice thereof to Licensee;

         (b) Licensee knowingly fails to manufacture the Licensed Products in accordance with the General Acceptance Requirements and quality standards prescribed in Paragraph 6 of this Agreement;

         (c) Licensee repeatedly fails to secure Licensor's approval as required herein;

         (d) Licensee intentionally uses the Trade Name or any of the Licensed Marks in a manner for which rights therein have not been granted and which use impacts materially and adversely upon the Trade Name or Licensed Marks;

         (e) Licensee commits any material fraud upon Licensor in connection with the performance of Licensee's obligations hereunder;

         (f) Licensee makes an intentional written material misrepresentation pertaining to sales of the Licensed Products;

         (g) Licensee intentionally participates in the diversion of Licensed Products or knowingly permits a third party to do so.

Upon termination of this Agreement pursuant to this Paragraph 14.3, Licensor shall have the option to purchase Licensee's inventory of Licensed Products as provided below. If Licensor does not exercise its right to purchase Licensee's inventory of Licensed Products as provided below, Licensee shall, for a period of five (5) months from the date Licensor elects not to exercise its right to purchase Licensee's inventory of Licensed Products, have the right to sell its then-existing inventory of Licensed Products, provided such sales are made to one or more third parties to whom any Licensed Product was at any time previously sold under Paragraph 8.3 hereof on such terms and conditions as Licensee in its sole and absolute discretion shall deem appropriate, and further provided that Licensee otherwise complies with the terms herein, including the payment of royalties. Notwithstanding the foregoing, Licensee shall not dispose of its inventory as provided above without first providing to Licensor a detailed list of its existing inventory of Licensed Products, including Licensee's costs to manufacture or purchase such items and the date of purchase or manufacture; Licensee shall use its best efforts to provide such detailed list to Licensor as quickly as possible. Licensor shall have the right to conduct a physical inventory to verify such list. At any time within thirty (30) days of Licensor's receipt of Licensee's inventory list, Licensor shall have the option to purchase any or all of Licensee's inventory of Licensed Products
                        * . In the event Licensor elects to purchase part or all of said inventory, Licensor shall at its own expense remove said inventory from Licensee's premises not more than sixty (60) days after notice to Licensee of Licensor's election to purchase. Payment for such inventory shall be made by Licensor within thirty (30) days after the removal of the last of Licensee's Licensed Products.



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 Act.)

         14.4 Notwithstanding anything to the contrary in Paragraph 14.2, if Licensee files a petition in bankruptcy, or by an equivalent proceeding is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Licensee and is not dismissed within sixty (60) days, or if Licensee becomes insolvent or makes an assignment for the benefit of creditors or any arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for Licensee, this Agreement shall automatically terminate without any notice whatsoever being necessary, to the full extent allowed by applicable law. All royalties on sales made prior to such act shall become immediately due and payable. In the event this Agreement is terminated pursuant to this paragraph, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns, shall have no right to sell any of the Licensed Products covered by this Agreement or use the Trade Name in any manner whatsoever, except with the special consent and written instructions of Licensor, which instructions shall be followed. The non-assumption of this Agreement by a trustee presiding over a bankruptcy proceeding pursuant to any bankruptcy law where the Licensee is named as a debtor, shall operate to automatically terminate this Agreement, without any notice whatsoever being necessary, effective as of the date of the commencement of the bankruptcy proceedings.

         14.5 Notwithstanding anything to the contrary in Paragraph 14.2, if Licensor files a petition in bankruptcy, or by an equivalent proceeding is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Licensor and is not dismissed within sixty (60) days, or if Licensor becomes insolvent or makes an assignment for the benefit of creditors or any arrangement pursuant to any bankruptcy law, or if Licensor discontinues its business or if a receiver is appointed for Licensor, Licensee shall have the right to terminate this Agreement by giving written notice to Licensor within 30 days of such event.

         14.6 Upon expiration or termination of this Agreement, Licensee shall cease using the Trade Name and Licensed Marks, provided, however, that unless such termination is pursuant to Paragraphs 10.2, 10.3, 14.3, 14.4 or 14.5, Licensee may, for a period of no more than six (6) months after expiration or termination, sell and distribute Licensed Products existing in inventory on the date of expiration or termination. Licensee remains liable for the payment of all royalties based on those sales and must otherwise comply with the terms herein. If at the end of six months Licensee still possesses inventory of Licensed Products, Licensee shall deliver to Licensor the remaining inventory, and Licensee's right to use the Licensed Marks pursuant to this Agreement shall cease. The transfer of remaining inventory from Licensee to Licensor shall be done on terms and conditions that the parties hereto will agree upon; provided, however, that in the event the parties are unable to agree on such terms and conditions on or before thirty (30) days prior to the conclusion of such six (6) month period, then Licensee shall have the right to transfer all or any part of such remaining inventory to one or more third parties to whom any Licensed Product was at any time previously sold under Paragraph 8.3 hereof on such terms and conditions as Licensee in its sole and absolute discretion shall deem appropriate. Upon expiration or termination of this Agreement for any reason, Licensee shall relinquish to Licensor all newly developed product design materials, prototypes, patterns, stylings and copyrightable material relating to the Licensed Products owned exclusively by Licensor, as provided in Paragraph
7.1 herein, along with all tools, dies and molds used to make Licensed Products from such product design materials, prototypes, patterns, stylings and copyrightable material, immediately upon expiration or termination of this Agreement.

         15.      INDEMNIFICATION

         Except as provided in Paragraph 16 below, Licensee hereby agrees to pay on behalf of Licensor and to defend it against any and all claims, suits, liabilities, causes of action, settlements, costs, damages, or expenses, including reasonable attorneys' fees, arising out of Licensee's manufacture, packaging, sale, marketing or distribution of the Licensed Goods. This indemnification provision shall survive the termination of this Agreement.

         16.      TRADEMARK ENFORCEMENT

         16.1 Licensee agrees to notify Licensor of any unauthorized use of the Licensed Name and Marks by others, promptly as it comes to Licensee's attention. Except as provided in Paragraph 16.2, Licensor shall have the sole right and discretion to bring infringement actions involving the Licensed Marks, and any award received by Licensor in any such actions shall belong solely to Licensor.

         16.2 Licensor and Licensee shall cooperate in stopping, by any and all legal means available, the manufacture, sale or distribution of counterfeit watches or timepieces bearing marks which are identical to or indistinguishable from the Licensed Marks (hereinafter referred to as "Counterfeit Merchandise"). Licensee, in consultation with and after receiving approval from Licensor, shall have the right to bring counterfeiting actions against parties manufacturing, holding, selling or distributing Counterfeit Merchandise as information about such Counterfeit Merchandise is brought to Licensee's attention in the normal course of Licensee's anti-counterfeiting efforts. Licensee shall bear all costs associated with any such actions, and any award received by Licensee in any such actions shall belong solely to Licensee.

         16.3 Licensor shall have the right to bring counterfeiting actions against parties manufacturing, holding, selling or distributing Counterfeit Merchandise as information about such Counterfeit Merchandise is brought to Licensor's attention in the normal course of Licensor's anti-counterfeiting efforts. Licensor shall bear all costs associated with any such actions, and any award received by Licensor in any such actions shall belong solely to Licensor.

         16.4 In the event that a third party institutes a trademark infringement action against Licensee arising from Licensee's use of the Licensed Name and Marks, Licensee shall promptly notify Licensor. Licensor shall defend, at its own expense, any such action, and Licensee shall cooperate in such defense as reasonably requested by Licensor, at Licensor's expense. Licensor shall pay any settlements, costs, damages, or expenses, including reasonable attorneys' fees, resulting from any such action. Any award received by Licensor in such action shall belong solely to Licensor.

         17. INSURANCE

         17.1 Licensee shall obtain and maintain, at its own cost and expense, Commercial General Liability insurance and Umbrella liability insurance written on an occurrence basis with the following coverage and limits:

                                                               Limits
                                                               ------
                  General Aggregate Limit                    $5,000,000

                  Products/Completed
                    Operations Aggregate Limit               $3,000,000

                  Personal and Advertising
                    Injury - Per Injury                      $3,000,000

         17.2 Licensor shall be named as an additional insured on the Commercial General Liability policy. Licensee shall provide Licensor with a certificate of insurance evidencing all of the required coverage. The certificate shall also provide evidence that the policy has been amended to afford at least thirty (30) days advance written notice to Licensor of cancellation, nonrenewal or material change of any of the required coverages.

         18. NO ASSIGNMENT OR SUBLICENSE BY LICENSEE

         This Agreement and all its rights and duties hereunder are personal to the Licensee and shall not, without the written consent of Licensor, be assigned, sublicensed or otherwise encumbered by Licensee or by operation of law; provided, however, that notwithstanding anything to the contrary contained herein Licensee shall have the right (a) to have the Licensed Products manufactured by one or more third party manufacturers and, (b) to assign any or all of its rights and duties hereunder to any other corporation which is wholly owned, directly or indirectly, by Licensee provided that Licensee, simultaneously with such assignment, enters into an agreement with Licensor in a form reasonably satisfactory to Licensor by which Licensee guarantees all of the obligations, including without limitation, all financial and performance obligations, of such assignee.

         19. CONDITION PRECEDENT

         The effectiveness of this Agreement and each of the respective obligations of the parties hereunder is subject to satisfaction on or prior to June 1, 1997 of the following conditions:

         (a) Licensor and Licensee shall have filed any and all notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Act") in connection with this Agreement and the required waiting period (including any extensions thereof) under the Act and the regulations promulgated thereunder shall have expired or notice of early termination shall have been received; and

         (b) No investigation, action or proceeding by or before any court or other governmental body shall have been commenced or threatened, and no inquiry shall have been received that, in the opinion of either counsel to either Licensor or Licensee may lead to an action or proceeding to restrain or otherwise challenge the transaction contemplated under this Agreement.

         20. MISCELLANEOUS

         20.1 In the event that either party shall, at any time, waive any of its rights under this Agreement, or the performance by the other party of any of its obligations hereunder, such waiver shall not be construed as a continuing waiver of the same rights or obligations or a waiver of any other rights or obligations.

         20.2 This Agreement constitutes the entire agreement between the parties as to the Licensed Marks and no modifications or revisions thereof shall be of any force or effect unless the same are in writing and executed by the parties hereto.

         20.3 Any provisions of this Agreement which are, or shall be determined to be, invalid shall be ineffective, but such invalidity shall not affect the remaining provisions hereof. The titles to the paragraphs herein are for convenience only and have no substantive effect.

         20.4 This Agreement is binding upon the parties hereto, any parent, subsidiary and affiliated companies and their successors and assigns.

         20.5 Licensee shall be responsible for compliance with the requirements of all local laws in the countries where it manufactures, markets, distributes or sells the Licensed Products, except for obligations with respect to filing as registered user or similar obligations where required under applicable trademark law. It is understood that Licensor is responsible for the costs and fees for, or incidental to, obtaining trademark registrations.

         20.6 This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules. Any action or proceeding arising out of or relating in any way to this Agreement, shall be brought and enforced in the courts of the United States for the Southern District of New York, or, if such courts do not have, or do not accept, subject matter jurisdiction over the action or proceeding, in the courts of the state of New York and each party hereby consents to the personal jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereby consents to service of process in any such action or proceeding by the mailing of copies thereof by Registered or Certified Mail, postage prepaid, return receipt requested, to it at its address provided for notices hereunder. The foregoing shall not limit the right of any of the parties to serve process in any other manner permitted by law or to obtain execution or enforcement of any judgment in any other jurisdiction. Each of the parties hereby waives (a) any objection that may now or hereafter have to the laying of venue of any action or proceeding arising under or related to the Agreement in the court located in the Borough of Manhattan, City and State of New York, (b) any claim that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such action or proceeding, and (c) any claim that is not subject to the personal jurisdiction of the courts of the United States of the Southern District of New York or of the courts of the State of New York located in the Borough of Manhattan, City and State of New York. Notwithstanding the foregoing, any matter as to which the parties are unable to agree as provided under Paragraph 2.2 shall be settled and determined by arbitration in New York, New

York, in accordance with and pursuant to the then existing rules of the American Bar Association. The arbitrator's decision shall be final and binding on the parties.

         20.7 Licensee acknowledges that it has received a copy of the Sara Lee Corporation Supplier Selection Guidelines and Sara Lee Corporation Global Operating Principles (the "Guidelines"). Licensee hereby represents and warrants that it has reviewed and understands the Guidelines, and Licensee and any approved third-party manufacturer are presently in compliance and will remain in compliance with the Guidelines for the term of this Agreement. Furthermore, Licensee agrees to notify Licensor immediately if Licensee becomes aware that a violation by Licensee or any approved third-party manufacturer of the standards set forth in the Guidelines has occurred during the term of this Agreement. The Guidelines are hereby incorporated herein by reference.

         20.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         20.9 All notices required hereunder shall be in writing and dispatched by overnight courier addressed to Licensee or Licensor as set forth below, and shall be effective upon receipt:


                  Licensor:         Chairman and CEO
                                    Coach
                                    516 West 34th Street
                                    New York, New York  10001

                  Copies to:        Director of Intellectual Property
                                    Coach
                                    516 West 34th Street
                                    New York, New York  10001

                                    Chief Counsel - Intellectual Property
                                    Sara Lee Corporation
                                    470 Hanes Mill Road
                                    Winston-Salem, North Carolina  27105


                  Licensee:         President
                                    Movado Group, Inc.
                                    125 Chubb Avenue
                                    Lyndhurst, New Jersey  07071

                  Copies to:        Executive Vice President
                                    Movado Group, Inc.
                                    125 Chubb Avenue
                                    Lyndhurst, New Jersey  07071

                                    General Counsel
                                    Movado Group, Inc.
                                    125 Chubb Avenue
                                    Lyndhurst, New Jersey  07071

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Date: 12/9/96                       COACH
                                    A Division of Sara Lee Corporation

                                    By: /s/ Lew Frankfurt
                                        ------------------------------
                                    Name:    Lew Frankfurt
                                    Title:   Chairman & CEO

Date:12/9/96                        MOVADO GROUP, INC.


                                    By: /s/ Efraim Grinberg
                                        ------------------------------
                                    Name:    Efraim Grinberg
                                    Title:   President

                                   SCHEDULE 1



                                     COACH





                                  [COACH LOGO]




                          [GRAPHIC OF COACH KEY CHAIN]

                                   SCHEDULE 2


                            Licensee Special Account


                                      DFS

                                   SCHEDULE 3


                           Licensor Special Accounts

3M                              Goldman Sachs               Nomura Securities
Abbott Laboratories             Hachette Filipacchi         Oldsmobile
All State Insurance             HBO                         Ono Pharmaceutical
Amer. Nat'l. Bank & Trust       Heublein                    Ore-Ida Foods
Ameritech                       Hewlett-Packard             Paddington Industries
Amoco                           Hilton Hotels Corp.         Paine Webber
Anheuser-Busch                  House of Seagram            Parade Publications
Apple Computer                  Hyatt Hotels Corp.          Paychex
AT&T                            IBM                         PC Week
BioGen                          Intel Corp.                 Pennzoil
Boeing Portland                 ISL Marketing (worldwide)   Pepsi Cola
Buick                           John Hancock                Pepsico
Cadbury Beverages               JVC of America              Pfizer
Cadillac                        Kendall                     Phillips Petroleum
Capital Cities ABC              Kitz, Inc.                  Pontiac
Chartwell Home Therapies        Kobrand                     Price Waterhouse
Chase Manhattan                 Kodak                       Procter & Gamble
Cheesebrough-Ponds USA          KPMG Peat Marwick           Prudential, The
Chevrolet                       Kraft                       Purdue Fredrick Co.
Chrysler                        Lerner & Co.                Rainbow Programming
Citibank                        Levi Strauss & Co.          Raystark Productions
Club De La Tour                 Lexus                       Robert Fleming Inc.
CNA-ContinentalInsurance        Liberty Mutual              RR Donnelley & Sons
Conde Nast Publications         Lifetime                    Salomon Brothers
Coopers & Lybrand               Lockheed Corp.              Sandoz Corp.
Coors Brewing Co.               Lotus                       Sara Lee Companies
CS First Boston                 Lucent Technologies         Schering-Plough
Dean Witter                     Mattel Corporation          Schweppes USA
Digital Equipment               MCI                         Shell Oil Co.
Disney                          Mead World Headquarters     Smith Barney
Dole Food Co.                   Merck & Co., Inc.           Sony
Dow Chemical Co.                Merrill Lynch               State Farm Insurance Co.
Dreamworks                      Met Life                    Texaco
Dun & Bradstreet                Miles Pharmaceutical        Texas Instruments
Duracell USA                    Microsoft                   Time Warner
Eisai USA                       Mitsui Precious Metals      Towers Perrin
Eli Lilly                       Mitskoshi, Inc.             Travelers Insurance
Elle                            Mobil Oil                   TWA
Ernst & Young                   Morgan Stanley              United Airlines
ESPN                            Moss Dynamic Engines        Universal Studios
Estee Lauder                    Motorola                    Vanity Fair
Exxon                           MTV                         Viacom
E.B. Harvey                     M&M Bars                    Wal*Mart
Ford Motor Co.                  Nabisco Brands              Westinghouse Electric Corp.
Fortune                         NBA                         Whirlpool
Gap, The                        NBC                         Young & Rubicam
General Motors                  NCR
Gillette

                          EXAMPLES OF ROYALTY PAYMENTS







                                 *





Schedule 4



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)

EXAMPLES OF ROYALTY PAYMENTS


                                     *





                                     *



---------------------


                                     *





* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)

EXAMPLES OF ROYALTY PAYMENTS

                               *






                               *


---------------------

                               *



                               *




* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)

    EXAMPLES OF ROYALTY PAYMENTS

                                *

(Thousands of US$)




                                *



                                *



                                *





* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24B-2 OF THE 1934 ACT.)